Exhibit 3.11

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CALIFORNIA’S GREAT AMERICA LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-FIRST DAY OF NOVEMBER, A.D. 2018, AT 2:18 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “CALIFORNIA’S GREAT AMERICA LLC”.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
7159567 8100H SR# 20202274321	Authentication: 202626621 Date: 03-20-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

CALIFORNIA’S GREAT AMERICA LLC

First: The name of the limited liability company is:

California’s Great America LLC

Second: The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of California’s Great America LLC this 21st day of November, 2018.

/s/ Lynn A. Reardon
Lynn A. Reardon, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02:18 PM 11/21/2018 FILED 02:18 PM 11/21/2018 SR 20187765725 - File Number 7159567